Exhibit 10.5

EXECUTION VERSION

DIRECTOR NOMINATION AND VOTING AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of June 3, 2021 (the “Effective Time”), by and between by and between Babylon Holdings Limited, a company limited by shares incorporated under the laws of Jersey with registered number 115471 (“Company”), and Works Capital LLC (the “SPAC Affiliate”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, the Company and certain of its affiliates have consummated the Merger and the other transactions (collectively, the “Transactions”) contemplated by the Merger Agreement, dated as of June 3, 2021 (the “Merger Agreement”), by and among the Company, Liberty USA Merger Sub, Inc., a Delaware corporation, and Alkuri Global Acquisition Corp., a Delaware corporation (“SPAC”); and

WHEREAS, the SPAC desires that one of its Affiliates will have continued representation on the board of directors of the Company (the “Board”) following the Closing so as to continue to create value for other SPAC stakeholders after giving effect to the Transactions; and

WHEREAS, in furtherance of the foregoing, and in order to induce SPAC to enter into the Merger Agreement, SPAC Affiliate and the Company are entering into this agreement to provide the SPAC Affiliate with such rights, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

ARTICLE I
NOMINATION RIGHT

Section 1.1       Board Nomination Right.

(a)      From the Effective Time until the first anniversary of this Agreement, at every meeting of the Board, or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by shareholders of the Company, the SPAC Affiliate shall have the right to appoint or nominate one individual for election to the Board, to serve as a director of the Company (the “Nominee”).

(b)      For so long as required pursuant to Section 1.1(a), the Company shall take all actions necessary (including, without limitation, calling special meetings of the Board and the shareholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) the Nominee is included in the Board’s slate of nominees to the shareholders of the Company for the election of directors of the Company and recommended by the Board at any meeting of shareholders called for the purpose of electing directors of the Company; and (ii) when the Nominee is up for election, the Nominee is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the shareholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the shareholders of the Company or the Board with respect to the election of directors of the Company.

(c)      If the Nominee ceases to serve for any reason, the SPAC Affiliate (or its controlling person) shall, subject to the SPAC Affiliate (or its controlling person) then being entitled to nominate such individual for election or appointment as a director pursuant to Section 1.1(a), be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement, and the Board shall promptly fill the vacancy with such successor Nominee; provided, that such successor shall be reasonably acceptable to the Company..

(d)      Upon the Nominee’s election or appointment to the Board, as applicable, the Company shall indemnify the Nominee on the same basis as all other members of the Board and pursuant to an indemnity agreement with terms that are no less favorable to the Nominee than the indemnity agreements entered into between the Company and its other non-employee directors.

(e)      The Nominee shall be entitled to compensation (including equity awards) that is consistent with the compensation received by other non-employee directors of the Company. In addition, the Company shall pay the reasonable, documented, out-of-pocket expenses incurred by the Nominee in connection with his or her services provided to or on behalf of the Company and its Subsidiaries, including attending Board and committee meetings or events attended on behalf of the Company or at the Company’s request.

(f)       The SPAC Affiliate shall use its reasonable best efforts to cause the Nominee to comply with any qualification requirements for members of the Board set forth in the certificate of incorporation, bylaws or other organizational documents of the Company, and all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including the Company’s code of business conduct and ethics, any related person transactions approval policy, any securities trading policies, any confidentiality policy applicable to the Nominee and any corporate governance guidelines, and preserve the confidentiality of the Company’s business information, including the discussions of matters considered in meetings of the Board or any committee thereof, at all times that the Nominee serves as a member of the Board.

ARTICLE II
miscellaneous

Section 2.1       Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, as of the first anniversary of the Effective Time.

Section 2.2        Notices. All notices, requests, claims, demands and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered personally to the recipient, (b) when signed for by the recipient if sent to the recipient by reputable international courier service (charges prepaid), and (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 5:00 p.m. local time at the recipient’s location, and otherwise on the next succeeding Business Day, in each case addressed to the intended recipient as set forth below:

If to the Company, to:

Babylon Holdings Limited

60 Sloane Avenue

London

SW3 3DD

United Kingdom

Attn: General Counsel

with a copy to (which will not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

1301 Avenue of the Americas

New York, NY 10019

Attn: Megan J. Baier

Mark Holloway

Email: mbaier@wsgr.com

mholloway@wsgr.com

Notices to the SPAC Affiliate:

c/o Ark Global LLC

4235 Hillsboro Pike, Suite 300

Nashville, TN 37215

Attn: Richard Williams, Chief Executive Officer

Steve Krenzer, Chief Financial Officer

Email: rich@alkuri.com

steve@alkuri.com

with a copy to (prior to the Closing) (which will not constitute notice):

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Attention: Kyle Gann and Katie Blaszak

Email: kgann@winston.com

kblaszak@winston.com

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 2.3           Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 2.4       Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of Law, by any party hereto without the prior written consent of the other party hereto, except notwithstanding any of the foregoing, the SPAC Affiliate (or its controlling person) may assign or delegate such Person’s rights, duties or obligations under this Agreement to any Person who is the record or beneficial owner of any Earnout Shares, in which case the prior consent of the Company shall not be required; provided, that no assignment by the SPAC Affiliate (or its controlling person) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless the Company shall have received (i) written notice of such assignment, and (ii) the written agreement of the assignee to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any attempted assignment in violation of the terms of this Section 2.4 shall be null and void, ab initio.

Section 2.5       No Third Party Beneficiaries. This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.

Section 2.6      Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Each party hereto acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.

Section 2.7       Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

Section 2.8       Jurisdiction. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, for the purposes of any proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding claim, demand, action or cause of action against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 2.8 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address in accordance with Section 2.2 shall be effective service of process for any such proceeding, claim, demand, action or cause of action. Nothing in this Agreement will affect the right of any party herein to serve process in any other manner permitted by applicable law.

Section 2.10     Remedies. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (i) such parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages and without posting a bond, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the parties hereto would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 2.10 shall not be required to provide any bond or other security in connection with any such injunction.

Section 2.11     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 2.12     Specific Performance. The parties hereto acknowledge that the rights of each party hereto to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party hereto, money damages may be inadequate and such non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party hereto further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 2.13     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages, shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 2.14     Amendment. This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the parties hereto, and any amendment, modification or supplement so effected shall be binding on all such parties.

Section 2.15     Rights Cumulative. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties hereto under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.

Section 2.16     Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 2.17     Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

Section 2.18     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.

COMPANY:

BABYLON HOLDINGS LIMITED

By:	/s/ Ali Parsadoust
Name:	Ali Parsadoust
Title:	Director

WORKS CAPITAL LLC

By:	/s/ Richard Williams
Name:	Richard Williams
Title:	Manager

[Signature Page to Director Nomination Agreement]